Exhibit 3.2

AMENDMENT NO. 2 TO
LIMITED LIABILITY COMPANY AGREEMENT OF
ANTERO IDR HOLDINGS LLC

This Amendment No. 2 (this “Amendment”) to the Limited Liability Company Agreement of Antero IDR Holdings LLC, a Delaware limited liability company (the “Company”), dated as of December 31, 2016, as amended by Amendment No. 1, dated as of May 9, 2018 (as amended, the “Agreement”), is made as of October 9, 2018. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, in accordance with Section 13.4(a) of the Agreement, the Agreement may only be amended with the approval of the Managing Member, subject to approval of Members holding a majority of the Series B Units as required pursuant to Sections 13.4(a)(i) - (iii) of the Agreement; and

WHEREAS, by resolutions duly adopted on October 8, 2018, the board of directors (the “Board”) of AMGP GP LLC, a Delaware limited liability company and the general partner of the Managing Member (“AMGP GP”), acting pursuant to the recommendation of the Conflicts Committee of the Board and on behalf of AMGP GP, in its capacity as the general partner of the Managing Member, and in such capacity, on behalf of the Managing Member, approved this Amendment.

NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, constituting the Managing Member and Members holding a majority of the Series B Units, hereby agree to amend the Agreement in accordance with Section 13.4(a) thereof as follows:

Section 1.  Amendment.

(a)           Amendment to Section 3.6(a). Section 3.6(a) of the Agreement is hereby amended to add the following sentence at the end of such paragraph:

“Notwithstanding anything to the contrary in this Agreement, subject only to Section 3.6(b)(i), (ii)(A) and (ii)(B), upon the consummation of any mandatory exchange pursuant to Section 7.8, NewCo shall be admitted as an Additional Member to the Company, and the Managing Member shall be deemed to have approved of such admission.”

(b)           Amendment to Section 4.1(g). The last sentence to Section 4.1(g) of the Agreement is hereby amended and restated in its entirety as follows:

“Such Member understands that it shall be responsible for its own Tax liability that may arise as a result of such Member’s acquisition and ownership of Units and, if applicable, acquisition and ownership of ARMM Common Units or shares of AMGP Common Stock.”

(c)           Amendment to Section 6.1(c). The first sentence of Section 6.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing provisions of this Section 6.1 (but subject to Section 6.1(f)), with respect to each Series B Unit, to the extent any amount (other than a Tax Distribution) would be distributed to an Unvested Series B Unit pursuant to Section 6.1(b)(ii) (such amount, an “Unvested Reallocated Distribution Amount”), such Unvested Reallocated Distribution Amount shall instead be distributed to the holders of Series A Units (in proportion to the respective number of Series A Units held by each such holder) rather than the holder of such Unvested Series B Unit; provided, however, that, subject to Section 7.8, in connection with any subsequent distribution following the date on which such Unvested Series B Unit becomes a Vested Series B Unit, the holder of such Vested Series B Unit shall be entitled to receive an additional distribution equal to the aggregate Unvested Reallocated Distribution Amount associated with such newly-Vested Series B Unit, and the amount of such additional distribution (equal to the aggregate Unvested Reallocated Distribution Amount associated with such newly Vested Series B Unit) shall be deducted from the amount otherwise distributable to the holders of Series A Units (in proportion to the respective number of Series A Units held by each such holder).”

(d)           Amendment to Section 6.1(d). Section 6.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 7.8, all distributions made under this Section 6.1 shall be made to the holders of record of the applicable Membership Interests on the date on which the Company receives the relevant Antero Midstream Distribution Amount.”

(e)           Amendment to Section 6.1(f). The penultimate sentence of Section 6.1(f) of the Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 7.8, if there is a Tax Distribution outstanding with respect to a Member who elects to participate in an Exchange pursuant to Section 7.4 or who is subject to the mandatory exchange provisions of Section 7.5, the number of ARMM Common Units to which such Member would otherwise be entitled to receive pursuant to Section 7.4(a) shall be reduced by a number of ARMM Common Units with a value (calculated using the ARMM VWAP Price) equal to the amount of such Tax Distribution unless such Member pays to the Company prior to the Exchange Date an amount of cash equal to the amount of such Tax Distribution.”

(f)            Amendment to Section 6.4(c). Section 6.4(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the

Members who received the benefit of such deductions (taking into account the effect of remedial allocations); and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.”

(g)           Amendment to Section 7.2(b)(iii). Section 7.2(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“effected pursuant to the provisions of Section 7.4, Section 7.5 or Section 7.8; or”

(h)           Amendment to Section 7.4. Section 7.4 of the Agreement is hereby amended and restated in its entirety as follows:

“7.4        Optional Exchange of Series B Units.

(a)           At any time following the termination of the Simplification Agreement in accordance with its terms, and provided that such Series B Units are not otherwise exchanged pursuant to Section 7.8, upon the terms and subject to the conditions set forth in this Section 7.4, each holder of Vested Series B Units other than ARMM and its Subsidiaries shall be entitled to cause the Company to redeem, at any time and from time to time, all or any portion of such holder’s Vested Series B Units for a number of ARMM Common Units (an “Exchange”) calculated as the quotient determined by dividing (i) the product of (A) the Per Vested B Unit Entitlement and (B) the number of Vested Series B Units being exchanged by (ii) the ARMM VWAP Price. Notwithstanding the foregoing, in no event shall the aggregate number of ARMM Common Units issued pursuant to all Exchanges exceed 6% of the number of issued and outstanding ARMM Common Units.

(b)           In order to exercise the redemption right under Section 7.4(a), the Member holding the Vested Series B Units who desires to cause the Company to redeem such Vested Series B Units (the “Exchanging Member”) shall provide written notice (the “Exchange Notice”) to the Company, with a copy to ARMM (the date of delivery of such Exchange Notice, the “Exchange Notice Date”), stating (i) the number of Vested Series B Units the Exchanging Member elects to have the Company redeem for ARMM Common Units (ii) if ARMM Common Units to be received are to be issued other than in the name of the Exchanging Member, the name(s) of the Person(s) in whose name or on whose order the ARMM Common Units are to be issued, and (iii) if the Exchanging Member requires the Exchange to take place on a specific date or conditioned upon the occurrence of a specific event, such date or event, provided that, any such specified date shall not be earlier than the date that would otherwise apply pursuant to clause (i) of the definition of Exchange Date.

(c)           The Exchange shall be completed on the Exchange Date; provided that the Company, ARMM and the Exchanging Member may change the number of Vested Series B Units specified in the Exchange Notice to be redeemed and/or the Exchange Date to another number and/or date by unanimous agreement signed in writing by each of them; provided further that an Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the occurrence of any event specified in the Exchange Notice.  The Exchanging Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to ARMM) at any time prior to the Exchange Date.  The timely delivery of a Retraction Notice shall terminate all of the Exchanging Member’s, the Company’s and ARMM’s rights and obligations arising from the retracted Exchange Notice other than the right of the Exchanging Member to continue to hold the Vested Series B Units that were the subject of the Exchange Notice.

(d)           Unless the Exchanging Member has timely delivered a Retraction Notice as provided in Section 7.4(c), or ARMM has elected its Call Right pursuant to Section 7.4(i), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (A) the Exchanging Member shall transfer and surrender the Vested Series B Units to be redeemed to the Company, free and clear of all liens and encumbrances, (B) ARMM (or a wholly owned Subsidiary of ARMM) shall contribute to the Company that number of ARMM Common Units the Exchanging Member (or its designee) is entitled to receive pursuant to Section 7.4(a), (C) the Company shall (x) cancel the redeemed Vested Series B Units and (y) transfer to the Exchanging Member (or, on the Exchanging Member’s written order, its designee) that number of ARMM Common Units the Exchanging Member (or its designee) is entitled to receive pursuant to Section 7.4(a), and (D) the Company shall issue to ARMM (or a wholly owned Subsidiary of ARMM) a number of Vested Series B Units equal to the number of Vested Series B Units surrendered by the Exchanging Member.

(e)           Other than with respect to the conversion of ARMM into a corporation pursuant to the Simplification Agreement, if there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the ARMM Common Units are converted or changed into another security, securities or other property, then upon any subsequent Exchange, in addition to the ARMM Common Units (if applicable), each holder of Vested Series B Units shall be entitled to receive the amount of such security, securities or other property that such holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction. For the avoidance of doubt, if there is any such reclassification, reorganization, recapitalization or other similar transaction in which the ARMM Common Units are converted or changed into another security, securities or other property, this Section 7.4 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(f)            ARMM shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued ARMM Common

Units or other Equity Interests, such number of ARMM Common Units as shall be issuable upon the Exchange of all outstanding Series B Units held by Members other than ARMM and its Subsidiaries; provided, that nothing contained herein shall be construed to preclude ARMM from satisfying its obligations with respect to an Exchange by delivery of ARMM Common Units or other Equity Interests that are held in the treasury of ARMM.  ARMM covenants that all ARMM Common Units and other Equity Interests that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Act). In addition, for so long as the ARMM Common Units or other Equity Interests are listed on a National Securities Exchange, ARMM shall use its reasonable best efforts to cause all ARMM Common Units and such other Equity Interests issued upon an Exchange to be listed on such National Securities Exchange at the time of such issuance.

(g)           The issuance of ARMM Common Units or other Equity Interests upon an Exchange shall be made without charge to the Exchanging Member for any stamp or other similar Tax in respect of such issuance; provided, however, that if any such ARMM Common Units or other Equity Interests are to be issued in a name other than that of the Exchanging Member, then the Person or Persons in whose name such Equity Interests are to be issued shall pay to ARMM the amount of any Tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of ARMM that such Tax has been paid or is not payable.  Each of the Company and ARMM (or its wholly-owned Subsidiary) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as it is required to deduct or withhold therefrom under the Code or any provision of applicable Law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in ARMM Common Units). To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the exchanging Member.

(h)           The delivery of an Exchange Notice shall not impair the right of an Exchanging Member to receive any distributions declared on the Vested Series B Units subject to such Exchange in respect of a record date that occurs prior to the Exchange Date. For the avoidance of doubt, no Exchanging Member, or a Person designated by an Exchanging Member to receive ARMM Common Units upon the relevant Exchange, shall be entitled to receive, with respect to such record date, distributions or dividends with respect to both the Vested Series B Units subject to such Exchange and the ARMM Common Units to be issued to such Exchanging Member, or other Person so designated, if applicable, in connection with such Exchange.

(i)            Notwithstanding anything to the contrary in this Section 7.4, an Exchanging Member shall be deemed to have offered to sell its Vested Series B Units as described in the Exchange Notice to ARMM, and ARMM may, in its sole discretion, by means of delivery of Call Election Notice in accordance with, and subject to the terms of, this Section 7.4(i), elect to purchase directly and acquire such Vested Series B Units on the Exchange Date by paying to the Exchanging Member (or, on the Exchanging Member’s written order, its designee) that number of ARMM Common Units the Exchanging Member (or its designee) would otherwise receive pursuant to Section 7.4(a) (the “Call Right”), whereupon ARMM (or a wholly owned Subsidiary of ARMM) shall acquire the Vested Series B Units deemed to be offered for sale by the Exchanging Member and shall be treated for all purposes of this Agreement as the owner of such Vested Series B Units.  ARMM may, at any time prior to the Exchange Date, in its sole discretion, deliver written notice (a “Call Election Notice”) to the Company and the Exchanging Member setting forth its election to exercise its Call Right.  A Call Election Notice may be revoked by ARMM at any time; provided that any such revocation does not prejudice the ability of the parties to consummate an Exchange on the Exchange Date.  Except as otherwise provided by this Section 7.4(i), an exercise of the Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if ARMM had not delivered a Call Election Notice.

(j)            Unless otherwise required by applicable Law following a final “determination” (as defined in Section 1313(a) of the Code), each of the Exchanging Member, the Company and ARMM agrees to treat for U.S. federal (and applicable state and local) income tax purposes each Exchange and, in the event ARMM exercises its Call Right, each transaction between the Exchanging Member and ARMM, as a sale of the Exchanging Member’s Series B Units to ARMM (or its wholly owned Subsidiary, if applicable) in exchange for ARMM Common Units.”

(i)            Amendment to Section 7.5.     Section 7.5 of the Agreement is hereby amended and restated in its entirety as follows:

“Mandatory Exchange of Series B Units.  Notwithstanding anything contained herein to the contrary, upon the earliest to occur of (a) December 31, 2026, (b) a Change of Control Transaction and (c) a Liquidation Event, ARMM shall have the right to cause each Series B Unit (other than those held by ARMM) to be exchanged for ARMM Common Units in accordance with Section 7.4 above (for this purpose, each Member (other than ARMM and its Subsidiaries) shall be deemed to have elected to effect an Exchange of all of its Series B Units and ARMM shall be deemed to have elected to exercise its Call Right with respect to such Exchange); provided, however, that with respect to any Change of Control Transaction that involves the sale by the Company of a material portion of the assets of the Company but not all or substantially all of the assets of the Company, ARMM shall cause each Series B Unit (other than those held by ARMM) to be exchanged for ARMM Common Units in accordance with Section 7.4 above prior to such sale (for this purpose, each Member (other than ARMM and its Subsidiaries) shall be deemed to have elected to effect an Exchange of all of its Series B Units and ARMM shall be deemed to have elected to exercise its Call Right with respect to such Exchange); and provided further that with respect to any Change of Control Transaction that involves the sale by the Company of all or substantially all of the assets of the Company, the provisions of this Section 7.5 shall not apply and instead following such sale the Company shall be liquidated and the proceeds from such sale distributed in accordance with Section 12.2.  In connection with any mandatory exchange pursuant to this Section 7.5, ARMM shall deliver a written notice to each holder of Series B Units prior to such mandatory exchange stating the date of such mandatory exchange (which mandatory exchange or date thereof may be conditioned upon and related to the consummation of any other event or transaction that constitutes a Change of Control Transaction or Liquidation Event) and ARMM’s estimated good faith calculation of the number of ARMM Common Units issuable in exchange for the Series B Units held by such Member in connection with such mandatory exchange (which calculation may be subject to certain assumptions in the event the value of the consideration issuable in connection with such Change of Control Transaction or Liquidation Event is variable).”

(j)            Amendment to Section 7.6. Section 7.6 of the Agreement is hereby amended and restated in its entirety as follows:

“Registration Rights.  At or prior to the consummation of the Simplification, the holders of Series B Units and ARMM shall enter into a registration rights agreement, in substantially the form attached hereto as Exhibit D, providing for registration rights for the holders of Series B Units with respect to the ARMM Common Units or shares of AMGP Common Stock, as applicable, for which such Series B Units may be exchanged in accordance with Section 7.4, Section 7.5 or Section 7.8, unless the resale of such ARMM Common Units or shares of AMGP Common Stock, as applicable, is then otherwise registered pursuant to the filing by ARMM of a registration statement on Form S-8.  For the avoidance of doubt, nothing in this Section 7.6 or in any such registration rights agreement shall supersede or modify any vesting provisions, transfer restrictions, forfeiture provisions or similar provisions to which any Series B Unit (or any ARMM Common Unit, share of AMGP Common Stock or successor security) may be subject, and such restrictions and provisions will continue to apply to such Series B Unit, ARMM Common Unit, share of AMGP Common Stock or successor security, as applicable).”

(k)           Amendment to Article 7. Article 7 of the Agreement is hereby amended to add a new Section 7.8, which reads in its entirety as follows:

“7.8        Mandatory Exchange of Series B Units Upon Merger.

(a)           Notwithstanding anything contained herein to the contrary, immediately following the consummation of the Merger, ARMM, as Managing Member of the Company, shall cause each issued and outstanding Series B Unit (other than any Series B Unit held by ARMM or its Subsidiaries), whether vested or unvested, to be exchanged, in accordance with this Section 7.8, for (i) 176.0041 validly issued, fully paid and nonassessable shares of AMGP Common Stock (as defined in the Simplification Agreement), (ii) if such Series B Unit is an Unvested Series B Unit, an amount of cash (to be held in escrow pursuant to Section 7.8(j)) equal to the Unvested Reallocated Distribution Amount as of the date of the closing of the Simplification, excluding any such amounts attributable to any distributions made with respect to the Series B Units after December 31, 2018 but prior to the closing of the Simplification (the “Adjusted Unvested Reallocated Distribution Amount”), associated with such Unvested Series B Unit and (iii) if such Series B Unit is a Vested Series B Unit, an amount of cash (to be paid pursuant to Section 7.8(j)) equal to the Unvested Reallocated Distribution Amount as of the date of the closing of the Simplification associated with such Vested Series B Unit; provided, however, that the property described in the foregoing clauses (i), (ii) and (iii) shall be subject to the terms, conditions and restrictions described in this Section 7.8; provided further, that, for the avoidance of doubt, neither the Company nor the holders of the Series B Units (in their capacity as such) shall be entitled to any distributions based on any payments made to holders of AMLP Common Units (as defined in the Simplification Agreement) in connection with the Merger.  In connection with any mandatory exchange pursuant to this Section 7.8, ARMM shall deliver a written notice to each holder of Series B Units prior to such mandatory exchange stating its good faith estimate of the date of such mandatory exchange (which mandatory exchange or date thereof may be conditioned upon and related to the consummation of any other event or transaction related to the Simplification).

(b)           Notwithstanding any other provision of this Agreement, no fractional share of AMGP Common Stock will be issued in connection with any mandatory exchange pursuant to this Section 7.8.  All fractional shares of AMGP Common Stock that a holder of Series B Units would be otherwise entitled to receive pursuant to this Section 7.8 shall be aggregated and rounded to three decimal places.  Any holder of Series B Units otherwise entitled to receive fractional shares of AMGP Common Stock but for this Section 7.8(b) shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in shares of AMGP Common Stock to which such holder would, but for this Section 7.8(b), be entitled and (ii) an amount equal to the average of the volume weighted average price per ARMM Common Unit on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by ARMM) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the date of such mandatory exchange.  No holder of Series B Units shall be entitled by virtue of the right to receive cash in lieu of fractional shares of AMGP Common Stock described in this Section 7.8(b) to any dividends, voting rights or any other rights in respect of any fractional shares of AMGP Common Stock.  The payment of cash in lieu of fractional shares of AMGP Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in such mandatory exchange.

(c)           Effective immediately following the consummation of the Merger, (A) each holder of Series B Units shall transfer all of its Series B Units to NewCo, free and clear of all liens and encumbrances, and (B) ARMM shall cause NewCo, in exchange for such Series B Units, (i) to transfer to such holder (or, on such holder’s written order, its designee) that number of shares of AMGP Common Stock such holder (or its designee) is entitled to receive pursuant to this Section 7.8, (ii) to deposit with an escrow agent the amount of cash to be held in escrow pursuant to Section 7.8(j) that is associated with such holder’s Exchanged Unvested Series B Units, whereupon NewCo shall be treated for all purposes of this Agreement as the owner of such Series B Units and (iii) to pay the amount of cash pursuant to Section 7.8(j) equal to the Unvested Reallocated Distribution Amount as of the date of the closing of the Simplification that is associated with such holder’s Vested Series B Units.  Upon the mandatory exchange of all of a Member’s Series B Units pursuant to this Section 7.8, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(d)           Prior the consummation of the Merger, ARMM shall issue to NewCo, solely for the purpose of transfer to the holders of Series B Units upon a mandatory exchange pursuant to this Section 7.8, such number of shares of AMGP Common Stock as shall be transferable upon the mandatory exchange of all outstanding Series B Units held by Members other than ARMM and its Subsidiaries pursuant to this Section 7.8; provided, however, that nothing contained herein shall be construed to preclude ARMM from satisfying its obligations with respect to this Section 7.8(d) by delivery to NewCo of shares of AMGP Common Stock that are held in the treasury of ARMM.  ARMM covenants that all shares of AMGP Common Stock that shall be issued to NewCo pursuant to this Section 7.8 shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of AMGP Common Stock are listed on a National Securities Exchange, ARMM shall use its reasonable best efforts to cause all shares of AMGP Common Stock issued pursuant to this Section 7.8 to be listed on such National Securities Exchange at the time of such issuance.

(e)           The transfer of shares of AMGP Common Stock to the holders of Series B Units pursuant to this Section 7.8 shall be made without charge to such holders for any stamp or other similar Tax in respect of such transfer; provided, however, that if any such shares of AMGP Common Stock are to be transferred in a name other than that of such holder, then the Person or Persons in whose name such shares of AMGP Common Stock are to be transferred shall pay to NewCo the amount of any Tax that may be payable in respect of such transfer or shall establish to the satisfaction of ARMM that such Tax has been paid or is not payable.  Each of the Company, ARMM, and NewCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a mandatory exchange pursuant to this Section 7.8 such amounts as it is required to deduct or withhold therefrom under the Code or any provision of applicable Law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in shares of AMGP Common Stock). To the extent that amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the exchanging holder of Series B Units.

(f)            Nothing in this Section 7.8 shall impair the right of a holder of Series B Units to receive any distributions declared on such holder’s Vested Series B Units in respect of a record date that occurs prior to the date of any mandatory exchange pursuant to this Section 7.8; provided, however, that no holder of Series B Units, or a Person designated by such holder to receive shares of AMGP Common Stock pursuant to this Section 7.8, shall be entitled to receive, with respect to a record date that occurs prior to the date of any mandatory exchange pursuant to this Section 7.8, distributions with respect to the shares of AMGP Common Stock to be transferred to such holder of Series B Units, or other Person so designated, if applicable, pursuant to any mandatory exchange pursuant to this Section 7.8.

(g)           Unless otherwise required by applicable Law following a final “determination” (as defined in Section 1313(a) of the Code), each of the Company, ARMM and each holder of Series B Units agrees to treat, and ARMM agrees to cause NewCo to treat, for U.S. federal (and applicable state and local) income tax purposes each mandatory exchange pursuant to this Section 7.8 as a taxable exchange of the Series B Units by the holders of such Series B Units with NewCo for (i) AMGP Common Stock and (ii) an amount of cash equal to the sum of (A) the amount of any cash deposited in escrow with respect to such Series B Units pursuant to Section 7.8(j)(i) and (B) the aggregate amount of any unpaid Unvested Reallocated Distribution Amount paid by NewCo with respect to such Series B Units pursuant to Section 7.8(j)(ii), provided, however, that if any amount payable pursuant to Section 7.8(j)(ii) is paid by the Company prior to or at the time of the closing of the Simplification, then such payment shall be treated as the payment of a distribution under Section 731 of the Code from the Company to the holders of the Series B Units receiving such payments.

(h)          Notwithstanding anything to the contrary in this Agreement, upon the consummation of any mandatory exchange pursuant to this Section 7.8, all shares of AMGP Common Stock transferred to a Member in exchange for such Member’s Unvested Series B Units as determined at the time of such exchange (any such exchanged Unvested Series B Unit, an “Exchanged Unvested Series B Unit”) shall continue to be subject to vesting and forfeiture in accordance with Section 4(a) and

Section 5, respectively, of the applicable Equity Grant Agreement under which such Exchanged Unvested Series B Units were granted (any such unvested shares of AMGP Common Stock, an “Unvested AMGP Common Stock”); provided, however, that each holder of Exchanged Unvested Series B Units hereby agrees that, upon the consummation of any mandatory exchange pursuant to this Section 7.8, (i) except as otherwise set forth in this Section 7.8, such holder shall cease to be entitled to any distribution that may be payable by the Company pursuant to Section 6.1 with respect to the Unvested Reallocated Distribution Amount associated with such holder’s Exchanged Unvested Series B Units, and such holder shall not be entitled to any other payment relating to such Unvested Reallocated Distribution Amount and (ii) with respect to any shares of Unvested AMGP Common Stock that are scheduled to vest on December 31, 2019, such holder shall not be entitled to any distributions or dividends with respect to such shares of Unvested AMGP Common Stock that are paid during the twelve months ended December 31, 2019.

(i)            Until such time that a share of Unvested AMGP Common Stock vests in accordance with Section 7.8(h), it shall remain subject to the transfer restrictions set forth in Article VII in all respects, to the same extent as the associated Exchanged Unvested Series B Unit prior to its exchange. If a stock certificate is issued representing such share of Unvested AMGP Common Stock, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Managing Member deems appropriate in order to reflect the transfer restrictions set forth in this Section 7.8(i) and to ensure compliance with the terms and provisions of this Agreement.  If such share of Unvested AMGP Common Stock is held in book-entry form, then such entry will reflect that such share of Unvested AMGP Common Stock is subject to the restrictions of this Agreement.

(j)            Notwithstanding anything to the contrary in this Agreement, (i) an amount of cash equal to the aggregate Adjusted Unvested Reallocated Distribution Amount associated with the Exchanged Unvested Series B Units shall be deposited by NewCo with an escrow agent on or prior to the 3rd day following any mandatory exchange occurring pursuant to this Section 7.8, and the holders of the shares of Unvested AMGP Common Stock associated with any Exchanged Unvested Series B Units shall be entitled to receive the portion of such deposited amount that is associated with such holder’s Exchanged Unvested Series B Unit at such time that such holder’s shares of Unvested AMGP Common Stock vest in accordance with Section 4(a) of the applicable Equity Grant Agreement under which the such holder’s Exchanged Unvested Series B Units corresponding to such shares of Unvested AMGP Common Stock were granted, and (ii) to the extent that any Unvested Reallocated Distribution Amount associated with a Vested Series B Unit that is exchanged pursuant to any mandatory exchange pursuant to this Section 7.8 remains unpaid in accordance with the terms of Section 6.1 at the time of such mandatory exchange, an amount of cash equal to the aggregate Unvested

Reallocated Distribution Amount associated with such Vested Series B Unit shall be paid by NewCo or IDR Holdings to the holder of the shares of AMGP Common Stock associated with such Vested Series B Unit immediately prior to or at time of such mandatory exchange.  If any share of Unvested AMGP Common Stock associated with any Adjusted Unvested Reallocated Distribution Amount deposited with an escrow agent pursuant to this Section 7.8(j) is forfeited for any reason, then such Adjusted Unvested Reallocated Distribution Amount shall be forfeited to the Company at the same time such share of Unvested AMGP Common Stock is so forfeited.

(k)           Notwithstanding anything to the contrary in Section 7.8(j), if there is a Tax Distribution outstanding with respect to a Member who is subject to the mandatory exchange provisions of this Section 7.8, the Unvested Reallocated Distribution Amount to which such Member would otherwise be entitled pursuant to Section 7.8(j) shall be reduced by the amount of such Tax Distribution unless such Member pays to the Company prior to the date of such mandatory exchange an amount of cash equal to the amount of such Tax Distribution.  For the avoidance of doubt, any repayment of a Tax Distribution pursuant to the previous sentence shall not be treated as a Capital Contribution.

(l)            In connection with any mandatory exchange pursuant to this Section 7.8, each Member (i) agrees to make an election under Code Section 83(b) in a form provided by the Company with respect to any shares of Unvested AMGP Common Stock and any beneficial interest in the escrow account received by such Member in any mandatory exchange pursuant to this Section 7.8 within 30 days following any such mandatory exchange (an “Exchange 83(b) Election”) (ii) agrees to promptly deliver to ARMM upon request all documents deemed necessary by ARMM in its reasonable discretion in connection with such mandatory exchange and (iii) makes, constitutes, and appoints ARMM and, on behalf of ARMM, each of the Chief Executive Officer, President and Secretary, Chief Financial Officer and Senior Vice President—Finance, Chief Administrative Officer and Regional Senior Vice President and General Counsel and Vice President—Legal of ARMM or of its general partner, as applicable, as its true and lawful attorney-in-fact for such person and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record any instrument that is now or may hereafter be deemed necessary by ARMM in its reasonable discretion to carry out fully the provisions and the agreement, obligations and covenants of such Member in this Section 7.8, including executing on behalf of such Member the registration rights agreement attached as Annex D hereto.  Each Member gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Member’s obligations and agreements pursuant this Section 7.8 as fully as such Member might or could do personally, and ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant hereto is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Member.

(m)            Notwithstanding anything to the contrary in this Agreement, it is the sole responsibility of each Member, and not the Company, to file an Exchange 83(b) Election even if such Member requests the Company or any of its representatives to assist in making such filing.  Each Member required to file an Exchange 83(b) Election shall provide to the Company, on or before the due date for the filing of such election, proof that such Exchange 83(b) Election has been timely filed.”

(l)            Amendment to Section 11.1. The first two sentences of Section 11.1 of the Agreement are hereby amended and restated in their entirety as follows:

“The Company shall prepare and timely file all U.S. federal, state and local and foreign Tax Returns required to be filed by the Company.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s Tax Returns to be timely prepared and filed and all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code).”

(m)          Amendment to Section 11.3(a). The first sentence of Section 11.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“The Company and each eligible Subsidiary shall make an election pursuant to Section 754 of the Code, shall not thereafter revoke such election and shall make a new election pursuant to Section 754 of the Code to the extent necessary following any “termination” of the Company or the Subsidiary, as applicable, under Section 708 of the Code.”

(n)           Amendment to Exhibits. Each of Exhibits A, B and C of the Agreement are hereby amended and restated in their entirety in the form attached hereto as Annex A.

(o)           Addition of Exhibit D. The Agreement is hereby amended to add the form of Registration Rights Agreement attached hereto as Annex B as a new Exhibit D to the Agreement.

Section 2.  Governing Law.

THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE

OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

Section 3.  Counterparts.

This Amendment may be executed either directly or by an attorney-in-fact, in any number of counterparts of the signature pages, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be considered an original and all of which shall constitute the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

MANAGING MEMBER:

ANTERO MIDSTREAM GP LP

By:	AMGP GP LLC,
its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer,
Regional Senior Vice President and Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 2 TO
LIMITED LIABILITY COMPANY AGREEMENT OF

ANTERO IDR HOLDINGS LLC

MEMBERS HOLDING A MAJORITY OF SERIES B UNITS:

PAUL M. RADY

/s/ Paul M. Rady

GLEN C. WARREN, JR.

/s/ Glen C. Warren, Jr.

SIGNATURE PAGE TO
AMENDMENT NO. 2 TO
LIMITED LIABILITY COMPANY AGREEMENT OF

ANTERO IDR HOLDINGS LLC

ANNEX A

Amended and Restated Exhibits

EXHIBIT A
DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in Rule 501(a) promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.6(b).

“Additional Interests” means additional classes or series of Membership Interests (or securities convertible into or exercisable for Membership Interests), other than Series A Units or Series B Units.

“Additional Member” means any Person that is not already a Member in respect of particular Membership Interests who acquires all or a portion of the Membership Interests held by a Member from such Member and who is admitted to the Company as a Member pursuant to the provisions of Section 3.6.

“Adjusted Capital Account” means the Capital Account maintained for each Member:  (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.  The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Adjusted Unvested Reallocated Distribution Amount” is defined in Section 7.8(a).

“Affiliate” means, when used with respect to a specified Person, any Person which directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person.

“Agreement” means this Limited Liability Company Agreement of Antero IDR Holdings LLC, as amended, supplemented and restated from time to time.

“Allocation Period” means the period:  (a) commencing on the Effective Date or, for any Allocation Period other than such first Allocation Period, the day following the end of a prior Allocation Period; and (b) ending (A) on the last day of each Fiscal Year, (B) on the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(i), (ii), (iii), (iv) or (vi) of the definition of Book Value occurs, (C) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(v) of the definition of Book Value occurs, or (D) on any other date determined by the Managing Member.

“AMGP Common Stock” has the meaning assigned to that term in the Simplification Agreement.

“Antero Midstream” means Antero Midstream Partners LP, a Delaware limited partnership.

“Antero Midstream Distribution Amount” is defined in Section 6.1(b).

“ARMM” means Antero Midstream GP LP, a Delaware limited partnership, as successor in interest to Antero Resources Midstream Management LLC following the ARMM IPO, together with its successor or assign (including Antero Midstream GP LP’s successor as a result of the Simplification).

“ARMM Common Units” means (i) prior to the consummation of the Conversion, the common units or other equivalent common Equity Interests issued by ARMM to the public in connection with an ARMM IPO and (ii) in connection with and subsequent to the Conversion, the shares of common stock or other equivalent common Equity Interests issued by ARMM to the public pursuant to the Simplification.

“ARMM Credit Agreement” means that certain Credit Agreement, dated as of May 9, 2018, by and between ARMM, as borrower and Wells Fargo Bank, National Association, as bank.

“ARMM Credit Agreement Default Transfer” means a Transfer of Series A Units consisting of any collection, receipt, appropriation or realization upon the Collateral by Bank upon and subsequent to the occurrence of an Event of Default (unless such Event of Default has been waived or cured) (as each of “Collateral”, “Bank” and “Event of Default” are defined in the ARMM Credit Agreement, and, in the case of “Bank” including, for the avoidance of doubt, any successor or assign of Bank permitted under the terms of the ARMM Credit Agreement), other than any transfer or disposition of Collateral that would cause the Company to fail to satisfy the private placement safe-harbor in Treasury Regulation § 1.7704-1(h).

“ARMM Credit Agreement Pledge Transfer” means a Transfer of Series A Units consisting of any pledge, hypothecation, mortgage or other encumbrance, in each case in favor of Bank pursuant to the terms of any Loan Document (each such term as defined in the ARMM Credit Agreement and, in the case of “Bank” including, for the avoidance of doubt, any successor or assign of Bank permitted under the terms of the ARMM Credit Agreement).

“ARMM IPO” means an initial public offering of common securities of ARMM or its successor in interest or a wholly-owned subsidiary of ARMM pursuant to which such common securities are registered under Section 12 of the Exchange Act and are listed on a national securities exchange.

“ARMM VWAP Price” means (i) in connection with an Exchange, the volume weighted average price of an ARMM Common Unit for the 20 trading days ending on and including the trading day prior to the Exchange Notice Date, as reported by Bloomberg, L.P., or its successor, (ii) in connection with a Change of Control Transaction, the implied value of an ARMM Common Unit as a result of such Change of Control Transaction following the exchange of all outstanding Series B Units for ARMM Common Units, or (iii) in any other circumstance, the value of an

ARMM Common Unit, as reasonably determined by the board of managers of ARMM in good faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Available Cash” means the amount of cash on hand (including cash equivalents and temporary investments of Company cash) from time to time in excess of amounts required, as determined by the Managing Member, to pay or provide for payment of existing and projected obligations and to provide a reasonable reserve for working capital and contingencies.

“Bankruptcy” or “Bankrupt” means with respect to any Person, that:  (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)           The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.

(b)           The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with:  (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of more than a de minimis amount of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a member; (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code Section 708(b)(1)(B)); (v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Managing

Member to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.  If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(c)           The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution.

(d)           The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits or Losses or Section 6.3(h); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Managing Member reasonably determines an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

(e)           If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Article 6.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by Law to close.

“Call Election Notice” is defined in Section 7.4(i).

“Call Right” has the meaning set forth in Section 7.4(i).

“Capital Account” is defined in Section 5.3(a).

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed or deemed to be contributed to the Company by such Member.  Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Certificate” means the Certificate of Formation of the Company dated December 19, 2016, as amended, supplemented and restated from time to time.

“Change of Control Transaction” means:  (a) any consolidation, conversion, merger or other business combination involving the Company or ARMM in which a majority of the outstanding Series A Units or ARMM Common Units are exchanged for or converted into cash, securities of a corporation or other business organization or other property; (b) a sale or other disposition of all or a material portion of the assets of the Company; (c) a sale or other disposition of all or substantially all of the assets of ARMM followed by a liquidation of ARMM with respect to ARMM or a distribution to the members of ARMM of all or substantially all of the net proceeds of such disposition after payment or other satisfaction of liabilities and other obligations of ARMM; (d) the sale by all the Members of all or substantially all of the outstanding Membership Interests in a single transaction or series of related transactions excluding any Transfers made pursuant to Section 7.3, Section 7.4 or Section 7.8; or (e) the sale by the holders of ARMM Common Units of all of the outstanding ARMM Common Units in a single transaction or series of related transactions. For the avoidance of doubt, neither the Simplification nor any transactions contemplated by the Simplification Agreement shall be considered a Change of Control Transaction for any purpose under this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company” is defined in the preamble.

“Company Group” means the Company and its Subsidiaries and Controlled Affiliates.

“Compensatory Membership Interest” means an interest in the Company that is described in proposed Treasury Regulations Section 1.721-1(b)(3) or any successor provision.

“Confidential Information” means all confidential, non-public information of the Company, other than information available to any Member which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (ii) was or becomes available to such Member on a nonconfidential basis prior to disclosure to the Member by a member of the Company Group or their respective representatives, (iii) was or becomes available to such Member from a source other than the Company, its Subsidiaries or their respective representatives (provided that such source is not known by such Member to be bound by a confidentiality agreement with a member of the Company Group or their respective representatives), or (iv) is independently developed by such Member without the use of any such information received under this Agreement.

“Continuation Election” is defined in Section 12.1(b).

“Contributed Assets” is defined in the preamble.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Conversion” has the meaning assigned to that term in the Simplification Agreement.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Managing Member.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Equity Grant Agreement” means any grant agreement (including the Restricted Unit Agreements) that a member of the Company Group enters into with respect to the issuance of Series B Units, in such form as is approved by the Managing Member.

“Equity Interests” means:  (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Exchange” is defined in Section 7.4(a).

“Exchange 83(b) Election” is defined in Section 7.8(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exchange Date” means the date that is (i) three Business Days after the Exchange Notice Date or (ii) such later date specified in or pursuant to the Exchange Notice.

“Exchanged Unvested Series B Unit” is defined in Section 7.8(h).

“Exchanging Member” is defined in Section 7.4(b).

“Exchange Notice” is defined in Section 7.4(b).

“Exchange Notice Date” is defined in Section 7.4(b)

“Fair Market Value” means, in general, a determination made by the Managing Member of the cash value of specified asset(s) that would be obtained in a negotiated, arm’s length transaction between an informed and willing buyer and an informed and willing seller, with such buyer and seller being unaffiliated, neither such party being under any compulsion to purchase or sell, and without regard to the particular circumstances of either such party.  A determination of Fair Market Value by the Managing Member shall be final and binding for all purposes of this Agreement and any other relevant Transaction Document.  Notwithstanding the foregoing, following an ARMM IPO, the Fair Market Value of the Company shall be deemed to equal on any date of determination an amount equal to the product of the ARMM VWAP Price and the number of outstanding ARMM Common Units.

“Fiscal Year” means the fiscal year of the Company which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required.  The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means U.S. generally accepted accounting principles.

“IDRs” means those certain incentive distribution rights issued by Antero Midstream.

“Indemnified Person” is defined in Section 9.2(a).

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” is defined in Section 12.1(a).

“Managing Member” is defined in Section 8.1.

“Member” means any Person (but not any Affiliate or other Person in which such Person has an Equity Interest) executing this Agreement on the Effective Date or who is hereafter admitted to the Company as a member of the Company as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Members’ Schedules” is defined in Section 3.5.

“Membership Interest” means the interest of a Member in the Company, which interest may be represented by Units representing all or a fractional part of such interest, including:  (a) rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and (b) all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Merger” has the meaning assigned to that term in the Simplification Agreement.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“National Securities Exchange” means a securities exchange registered with the Commission the Exchange Act.

“NewCo” means Arkrose Midstream Newco Inc., a Delaware corporation.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b)(1).

“Officers” is defined in Section 8.3(a).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended by Title XI of the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local Tax Laws.

“Per Vested B Unit Entitlement” means, with respect to any Exchange of Vested Series B Units and as of any date of determination, the quotient determined by dividing (a) the product of (i) the Fair Market Value of the Company as of the date of such Exchange minus $2,000,000,000.00 and (ii) the Vested Series B Percentage by (b) the total number of outstanding Vested Series B Units.

“Permitted Transferee” means, with respect to any holder of Series B Units:

(a)           with respect to any such holder that is a natural person:  (i) the spouse of such holder and such holder’s lineal descendants (whether by blood or adoption); (ii) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such holder or Relatives of such holder; and (iii) any charitable trust organized or sponsored by such holder; and

(b)           with respect to any such holder that is not a natural person:  (i) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are the natural person that is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of a majority of either:  (1) the outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of such holder or its ultimate parent entity; or (2) the combined voting power of the outstanding Equity Interests entitled to vote under ordinary circumstances in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of such holder or its ultimate parent entity or Relatives of such natural person; (ii) any charitable trust organized or sponsored by such natural person described in clause (b)(i) of this definition; or (iii) the spouse or lineal descendants (whether by blood or adoption) of the natural person described in clause (b)(i) of this definition or (iv) such natural person described in clause (b)(i) of this definition.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)           In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 6.3, be taken into account for purposes of computing Profits or Losses;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period;

(f)            To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           Any items that are allocated pursuant to Section 6.3 shall not be taken into account in computing Profits and Losses, but such items available to be specially allocated pursuant to Section 6.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Profits Interest” means an Equity Interest in the Company that is classified as a partnership profits interest within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable Law).

“Relative” means, with respect to any natural person:  (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Representatives” is defined in Section 10.1(b).

“Restricted Unit Agreement” means each Restricted Unit Agreement to be entered into between the Company and each recipient of Series B Units on the Effective Date, in the Equity Grant Agreement form attached as Exhibit B or, in the case of any Person receiving Series B Units after the Effective Date, in the Equity Grant Agreement form attached as Exhibit B or in such other form as is approved by the Managing Member.

“Retraction Notice” is defined in Section 7.4(c).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Units” is defined in Section 3.2(a).

“Series B Units” is defined in Section 3.2(a).

“Series B Percentage” means, as of any time of determination, the product of (a) 6% and (b) the quotient determined by dividing (i) the total number of Series B Units then outstanding (excluding, for the avoidance of doubt, the total number of previously issued Series B Units that have been forfeited to the Company, if any) by (ii) the total number of Series B Units authorized pursuant to Section 3.2(a).

“Series B Sharing Ratio” means, as of any time of determination, with respect to each holder of Series B Units at such time of determination, the fraction (expressed as a percentage of 100%), the numerator of which is the number of Series B Units held by such holder and the denominator of which is the number of Series B Units then outstanding.

“Simplification” means the transactions contemplated by the Simplification Agreement.

“Simplification Agreement” means that certain Simplification Agreement, dated as of October 9, 2018, by and among AMGP GP LLC, ARMM, the Company, Arkrose Preferred Co LLC, NewCo, Arkrose Midstream Merger Sub LLC, Antero Midstream Partners GP LLC and Antero Midstream, as it may be amended from time to time; provided that any amendment to Section 2.9 of the Simplification Agreement, to the extent it (i) decreases the number of shares of AMGP Common Stock to be received by the holders of Series B Units pursuant to Section 7.8 hereof, (ii) reduces or eliminates the right of the holders of Series B Units to receive their respective cash amount relating to any Unvested Reallocated Distribution Amount pursuant to Section 7.8(a) and Section 7.8(j) hereof or (iii) amends the vesting provisions applicable to the shares of AMGP Common Stock to be received by the holders of Series B Units set forth in Section 7.8(h) in a manner that is adverse to the Series B Holders, will be deemed to be a termination of the Simplification Agreement for purposes of Section 7.4(a) hereof, unless consented to by Members holding a majority of the Series B Units.

“Subsidiary” means, with respect to any Person:  (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such Person or any direct or indirect Subsidiary of such Person; (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner; or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Distribution” has the meaning set forth in Section 6.1(f).

“Tax Matters Member” has the meaning set forth in Section 11.4.

“Tax Return” means any return, election, declaration, report, schedule, return, document, opinion or statement, including any amendments or attachments thereof, which are required to be submitted to any governmental agency having authority to assess Taxes.

“Transaction Documents” means this Agreement, each Equity Grant Agreement and each other agreement attached as an Exhibit (including any exhibit, schedule or other attachment to any Exhibit).

“Transfer,” including the correlative terms “Transferring” and “Transferred,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests is Transferred or shifted to another Person.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

“Units” means the Series A Units, the Series B Units and any other Membership Interest classified as a Unit pursuant to Section 3.6, collectively, and any “Unit” shall refer to any one of the foregoing.

“Unvested AMGP Common Stock” is defined in Section 7.8(h).

“Unvested Series B Units” is defined in Section 3.2(c).

“Unvested Reallocated Distribution Amount” is defined in Section 6.1(c).

“Vested Series B Percentage” means, as of any date of determination, the product of (a) the Series B Percentage and (b) the quotient determined by dividing (i) the total number of Vested Series B Units then outstanding by (ii) the total number of Series B Units then outstanding.

“Vested Series B Units” is defined in Section 3.2(c).

EXHIBIT B

FORM OF EQUITY GRANT AGREEMENT

This Incentive Unit Award Agreement (this “Agreement”) is executed and agreed to as of                            , 20   (the “Effective Date”), by and between Antero IDR Holdings LLC, a Delaware limited liability company (the “Company”), and                               (the “Grantee”).  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Limited Liability Company Agreement of the Company dated December 31, 2016 (the “LLC Agreement”).

WHEREAS, the LLC Agreement authorizes the issuance by the Company of Series B Units in the Company (“Series B Units”) to individuals employed by the Company;

WHEREAS, subject to the terms and conditions set forth in this Agreement and the LLC Agreement, the Company desires to issue to the Grantee on the terms and conditions set forth herein, and the Grantee desires to accept on such terms and conditions, the number of Series B Units specified herein; and

WHEREAS, the Company and the Grantee each desire to agree to forfeiture restrictions that will apply to the Series B Units issued to the Grantee and the terms and conditions of such forfeiture restrictions.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, each of the Company and the Grantee hereby agrees as follows:

1.             Issuance of Units.  The Company hereby issues                     Series B Units to the Grantee effective as of the Effective Date.  The Series B Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable law) and, therefore, the capital account associated with each such Series B Unit at the time of its issuance is equal to zero dollars ($0.00).  The Series B Units issued by the Company to the Grantee pursuant to this Agreement are referred to herein as the “Awarded Units.”

2.             Terms of Issuance.

(a)           No provision contained in this Agreement shall entitle the Grantee to remain an employee or service provider of, or otherwise be affiliated with, Antero Resources Corporation (the “Employer”) or any other member of the Company Group for any particular period of time.

(b)           By the Grantee’s execution of this Agreement, the Grantee is hereby bound by the terms of the LLC Agreement as a Member.  The Awarded Units are subject to all of the terms and restrictions applicable to Series B Units as set forth in the LLC Agreement and in this

Agreement.  Effective as of the Effective Date, the Grantee has executed a counterpart signature page to the LLC Agreement or an Addendum Agreement.

(c)           The Grantee shall (i) make a timely election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit A with respect to the Awarded Units that, as of the Effective Date, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the Treasury regulations promulgated thereunder and (ii) consult with the Grantee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code.  It is the Grantee’s sole responsibility, and not the responsibility of the Company or any of its Affiliates, to timely file an election under Section 83(b) of the Code even if the Grantee requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees, agents or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing and even if any of such Persons agree to do so.  The Grantee shall provide the Company, on or before the due date for filing such election, proof that such election has been timely filed.  For the avoidance of doubt, the Grantee shall be solely responsible for any tax liability that may result from any failure to make a timely election under Section 83(b) of the Code with respect to the Awarded Units described in clause (i) of this Section 2(c).  In the event that the Grantee fails to make a timely election under Section 83(b) of the Code with respect to such Awarded Units, the Grantee shall nonetheless be treated by the Company as the owner of such Awarded Units for federal income tax purposes in accordance with Revenue Procedure 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable law).

3.             Unvested Awarded Units.  All of the Awarded Units issued pursuant to this Agreement shall (a) initially be Unvested Series B Units under the LLC Agreement, (b) be subject to all of the restrictions on Unvested Series B Units (as well as on Series B Units, in general) under the LLC Agreement and (c) carry only such rights as are conferred on Unvested Series B Units under the LLC Agreement (such Awarded Units, the “Unvested Awarded Units”).  Unvested Awarded Units shall become Vested Awarded Units (as defined below) in accordance with the provisions of Section 4.

4.             Vesting of Awarded Units.

(a)           Except as otherwise provided in this Section 4, up to one hundred percent (100%) of the Unvested Awarded Units shall become Vested Series B Units under the LLC Agreement (“Vested Awarded Units”) in accordance with the schedule set forth in the following table so long as the Grantee remains employed by the Company from the Effective Date through each vesting date set forth below:

Vesting Date	Portion of Awarded Units Issued Pursuant Hereto That Become Vested Awarded Units

First Anniversary of the Vesting Commencement Date	One-third (1/3)

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Vesting Date	Portion of Awarded Units Issued Pursuant Hereto That Become Vested Awarded Units

Second Anniversary of the Vesting Commencement Date	One-third (1/3)

The first date on which both of the following have occurred: (i) the third anniversary of the Vesting Commencement Date and (ii) the consummation of an ARMM IPO	One-third (1/3)

For purposes of this Agreement, “Vesting Commencement Date” means the Effective Date.

(b)           Vested Awarded Units shall (i) no longer be subject to the restrictions on Unvested Series B Units (but shall remain subject to the restrictions on Series B Units in general) under the LLC Agreement and (ii) carry all of the rights conferred on Vested Series B Units under the LLC Agreement.

(c)           Notwithstanding anything in this Agreement or the LLC Agreement to the contrary, the Managing Member may, in its sole discretion, at any time accelerate the vesting of all or any portion of the Unvested Awarded Units issued to the Grantee.

5.             Impact of Termination of Employment and Change of Control Transactions.

(a)           Upon the consummation of a Change of Control Transaction or if the Grantee ceases to be employed by the Company as a result of (i) the Employer’s or any other member of the Company Group’s termination of the Grantee’s employment without Cause (as defined below) or (ii) the death or Disability (as defined below) of the Grantee, then (x) on the date of the consummation of such Change of Control Transaction or such termination, all Unvested Awarded Units issued to the Grantee shall become Vested Awarded Units, and (y) all Vested Awarded Units held by the Grantee as of the date of such Change of Control Transaction or termination (after giving effect to the preceding clause (x) of this Section 5(a)) shall be retained by the Grantee (or, in the case of the death of the Grantee, by the Grantee’s estate), subject to Section 7.5 of the LLC Agreement.

(b)           If the Grantee ceases to be employed by the Company as a result of the Grantee’s voluntary resignation (for any or no reason), then (i) on the date of such termination, the Grantee shall forfeit without consideration all of the Awarded Units that remain Unvested Awarded Units as of such date and all rights arising from such Unvested Awarded Units and from being a holder thereof; and (ii) all Vested Awarded Units held by the Grantee as of the date of termination shall be retained by the Grantee, subject to Section 7.5 of the LLC Agreement.

(c)           If the Grantee ceases to be employed by the Company as a result of the Employer’s or any other member of the Company Group’s termination of the Grantee’s employment for Cause, then on the date of such termination, the Grantee shall forfeit without consideration all of the Awarded Units (including Awarded Units that remain Unvested Awarded Units and Awarded Units that have become Vested Awarded Units) and all rights arising from such Awarded Units and from being a holder thereof.

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(d)           The forfeiture of any Awarded Units subject to the terms and conditions of this Section 5 shall occur immediately and automatically (without further action of the Employer, the Company or any of its Subsidiaries, the Grantee or any other Person) upon the termination or resignation giving rise to such forfeitures (the date of such termination or resignation, as applicable, being the “Trigger Date”).  Any Awarded Units that are forfeited pursuant to this Section 5 shall be automatically cancelled upon such forfeiture and shall not thereafter be treated as issued and outstanding for any purpose under this Agreement.

(e)           Notwithstanding anything in this Agreement to the contrary, if the Grantee’s employment with the Company terminates for any reason other than for Cause and the Managing Member, within 90 days after the Trigger Date, determines that Cause exists or existed at the time of such termination or resignation, then the Grantee shall forfeit without consideration all of the Awarded Units (including Awarded Units that remain Unvested Awarded Units and Awarded Units that have become Vested Awarded Units) and all rights arising from such Awarded Units and from being a holder thereof.

(f)            For purposes of this Section 5, the following terms have the meanings set forth below:

(i)            “Cause” shall mean: (A) the Grantee’s material breach of this Agreement, the LLC Agreement or any other written agreement between the Grantee and one or more members of the Company Group, including the Grantee’s breach of any representation, warranty or covenant made under any such agreement, or the Grantee’s material breach of any policy or code of conduct established by a member of the Company Group and applicable to the Grantee; (B) the commission of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Grantee; (C) the commission by the Grantee of, or conviction or indictment of the Grantee for, or plea of nolo contendere by the Grantee to, any felony (or state law equivalent) or any crime involving moral turpitude; (D) the Grantee’s willful failure or refusal, other than due to Disability, to perform the Grantee’s obligations pursuant to this Agreement or the LLC Agreement or other material lawful duties or responsibilities required of the Grantee, or to follow any lawful directive from the Company, as determined by the Managing Member; or (E) the Grantee’s willful engagement in conduct that materially damages the integrity, reputation, or financial viability of any member of the Company Group; provided, that no conduct described in this clause (E) on the Grantee’s part shall be considered “Cause” if done or omitted to be done by the Grantee in good faith and in the reasonable belief that such act or failure to act was in the best interest of any member of the Company Group or in furtherance of the Grantee’s employment duties; provided, however, that if the Grantee’s actions or omissions as set forth in this definition of Cause are of such a nature that the Managing Member determines that they are curable by the Grantee, such actions or omissions must remain uncured thirty (30) days after the Managing Member has provided the Grantee written notice of the obligation to cure such actions or omissions.

(ii)           “Disability” means that the Grantee is unable to perform the essential functions of the Grantee’s position (after accounting for reasonable accommodation, if applicable), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of one hundred-twenty (120) consecutive days or one hundred-eighty (180) days, whether or not consecutive, in any twelve (12)-month

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period.  The determination of whether the Grantee has incurred a Disability shall be made in good faith by the Managing Member.

6.             Representations and Warranties of the Grantee and the Company.

(a)           The Grantee hereby represents and warrants to the Company as follows:

(i)            Each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable in accordance with its respective terms, as applicable, and the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.

(ii)           The Grantee has (x) received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Agreement and the LLC Agreement, and (y) had an adequate opportunity (1) to ask questions and receive answers from the Company and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the LLC Agreement and the business, properties, prospects and financial condition of the Company and its Affiliates and (2) to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.

(iii)          The Grantee understands that the Awarded Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof or pursuant to Rule 701 promulgated thereunder and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act or applicable securities laws and (y) such disposition is permitted under this Agreement and the LLC Agreement.

(iv)          None of the Company, its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Agreement and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Agreement and the LLC Agreement with full understanding of the tax and legal implications thereof.

(v)           The representations and warranties of the Grantee set forth in the LLC Agreement are true and correct.

(b)           The Company hereby represents and warrants to the Grantee that each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, and that the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which

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the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.

7.             General Provisions.

(a)           Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile transmission to the number set forth below, if applicable, or sent by internationally recognized overnight or second-day courier service with proof of receipt maintained, at the following address(es) (or any other address(es) that a party hereto may designate by written notice to the other party hereto, in accordance herewith, except that such written notice of any other address(es) shall be effective only upon receipt):

If to the Company to:

Antero IDR Holdings LLC

1615 Wynkoop Street

Denver, Colorado 80202

If to the Grantee to:

[NAME]

(the last address on file with the Company)

Any such notice shall, if delivered personally or by facsimile, be deemed received upon delivery; and shall, if delivered by internationally recognized overnight or second-day courier service, be deemed received on the second Business Day after being sent.

(b)           Governing Law.  This Agreement and the obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer such construction to the laws of another jurisdiction.

(c)           Amendment and Waiver.  The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and the Grantee.  No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party hereto so waiving.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(d)           Severability.  If an arbitrator or court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof)  shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

(e)           Entire Agreement.  This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter

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hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  To the extent of any conflict between the provisions of this Agreement, on the one hand, and the provisions of the LLC Agreement, on the other hand, the provisions of this Agreement shall control.

(f)            Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

(g)           Successors and Permitted Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Grantee, the Company and their respective successors, permitted assigns and representatives, as the case may be (including subsequent holders of Awarded Units); provided, however, that the rights and obligations of the Grantee under this Agreement shall not be assignable except in connection with a transfer of the Awarded Units permitted under the LLC Agreement and this Agreement.  Notwithstanding anything to the contrary in this Agreement or in the LLC Agreement, (i) each Unit initially issued to the Grantee by the Company shall remain subject to the terms of the LLC Agreement and this Agreement (including Sections 4 and 5, which shall be applied based on the Grantee’s employment status rather than that of any other holder of such Unit), regardless of who holds such Unit, and (ii) the effect that the employment or engagement of the Grantee by the Employer or any other member of the Company Group or events related to such employment or engagement have on the rights of and restrictions on such Units, including vesting and forfeiture, and the rights of the Company with regard to such Units, under this Agreement and the LLC Agreement, shall not be altered by any transfer of such Units.  For the avoidance of doubt, all Permitted Transferees and assignees of Membership Interests (including spouses and former spouses of the Grantee) shall be subject to Sections 4 and 5 as if they were a party to this Agreement, regardless of the fact that any such Permitted Transferee or assignee of Membership Interests is not employed by the Employer or any other member of the Company Group.

(h)           Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(i)            Headings; References; Interpretation.  All references to “employed by the Company” shall be construed as meaning “continuously employed by, or providing services as a director of, or consultant to, one or more members of the Company Group”; provided, however, that if the Grantee ceases to be employed by, or provide services as a director of, or consultant to, a member of the Company Group, but continues to be employed by, or provide services to one or more other members of the Company Group following such termination, unless otherwise determined by the Managing Member in writing, the Grantee shall be deemed to no longer be employed by, or providing services as a director of, or consultant to, the Company as of the date the Grantee ceases to be employed by, or provide services as a director of, or consultant to, any member of the Company Group.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions

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hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto and not to any particular provision of this Agreement.  All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibit attached hereto.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(j)            Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(k)           Deemed Resignations.  Unless otherwise agreed to in writing by the Company and the Grantee, any termination of the Grantee’s employment with the Company shall constitute an automatic resignation of the Grantee as an officer of each member of the Company Group, and an automatic resignation of the Grantee from the board of directors or board of managers (or similar governing body) of the Company and from the board of directors or board of managers (or similar governing body) of all other members of the Company Group (if applicable) and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability company or other entity in which any member of the Company Group holds a direct or indirect equity interest and with respect to which board of directors or board of managers (or similar governing body) the Grantee serves as the designee or other representative of any member of the Company Group.

(l)            Arbitration; Waiver of Jury Trial and Court Trial.  Subject to Section 7(m), all claims, demands, causes of action, disputes, controversies or other matters in question arising out of this Agreement are subject to the dispute resolution, forum selection and other provisions set forth in Section 13.6(b) the LLC Agreement and such provisions are hereby incorporated by reference as if fully set forth herein and the parties to this Agreement agree to be bound by such procedures.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)          Specific Performance.  A breach of this Agreement by the Grantee would cause irreparable harm to the Company and its Subsidiaries, and that the damages relating to any such breach may be difficult to calculate.  As such, the Company shall be entitled to pursue specific

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performance and other equitable relief, including an injunction to prevent a breach of this Agreement, including with respect to the enforcement of the subject matter contained in Section 5.  The remedies described in this paragraph shall not be deemed to be the exclusive remedies available to the Company for a breach by the Grantee of this Agreement, but shall be in addition to all other remedies available at law or equity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Award Agreement as of the date first written above.

ANTERO IDR HOLDINGS LLC

By:
Name:
Title:

GRANTEE

Printed Name:

SIGNATURE PAGE

TO

INCENTIVE UNIT AWARD AGREEMENT

EXHIBIT A

Section 83(b) Election Form

The undersigned taxpayer has received an award of incentive membership units (the “Property”) in a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes.  The Property is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.  Notwithstanding the foregoing, in the event that (i) the Property constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned taxpayer disposes of the Property within two years following receipt thereof, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property at the time of transfer over the amount paid for the Property.

1.                                      The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:	- -

Taxpayer’s Address:

Taxable Year:	Calendar Year 20

2.                                      The Property that is the subject of this election is            Series B Units in Antero IDR Holdings LLC, a Delaware limited liability company.

3.                                      The Property was transferred to the Taxpayer on               .

4.                                      The Property is subject to the following restrictions:  The Series B Units issued to the Taxpayer are subject to various transfer restrictions and are subject to forfeiture in the event certain employment conditions are not satisfied.

5.                                      The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00.

6.                                      The amount paid by the Taxpayer for the Property is $0.00.

7.                                      The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to the person for whom the services were performed.  Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the Property is transferred.  The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature

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EXHIBIT C

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement is made this     day of               , 20  , by and between                        (the “Transferee”) and Antero IDR Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Limited Liability Company Agreement of the Company dated as of December 31, 2016, including all exhibits and schedules thereto (as amended, supplemented and restated from time to time, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Membership Interests; and

WHEREAS, the Company and the Members have required in the Agreement that all Persons to whom Membership Interests of the Company are Transferred must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee and the Membership Interests to be acquired by the Transferee as are imposed upon the Members under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Membership Interests, the Transferee acknowledges and agrees as follows:

1.             The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring Membership Interests subject to the terms and conditions of the Agreement.

2.             The Transferee agrees that the Membership Interests acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and, from and after the date hereof, agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement and shall assume all obligations of a Member under the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee as a Member unless and until the Transferee is duly admitted as a Member in accordance with the terms of the Agreement.  This Addendum Agreement shall be attached to and become a part of the Agreement.

3.             The Transferee hereby represents and warrants, with respect to the Transferee, as of the date hereof to the Company and the Members the matters set forth in Article 4 of the

Agreement and agrees to notify the Company promptly if any such representation or warranty becomes untrue at any time.

4.             Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

5.             The Transferee is acquiring Series [  ] Units.

6.             [The Transferee acknowledges that the Units being acquired by the Transferee shall be bound by and subject to all terms and conditions of the Agreement applicable to such Units and all terms and conditions of any Equity Grant Agreement applicable to such Units.]

7.             The Transferee agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Managing Member may from time to time reasonably request to verify the accuracy of the Transferee’s representations and warranties herein, establish the identity of the Transferee and the direct and indirect participants in its investment in Membership Interests and/or to comply with any Law to which the Company may be subject, including, without limitation, compliance with anti-money laundering Laws.

8.             Neither this Addendum Agreement nor any of the rights, interests, or obligations of the Transferee hereunder may be assigned by the Transferee without the prior written consent of the Company.

9.             THIS ADDENDUM AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH JURISDICTION.

10.          EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ADDENDUM AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Addendum Agreement on the date first set forth above, with the Transferee being admitted as a Member as of such date:

Transferee

Address for notice purposes in accordance
with Section 13.1(a)(iii) of the Agreement:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.6 of the Agreement.

ANTERO IDR HOLDINGS LLC

By:
Name:
Title:

ANNEX B

Form of Registration Rights Agreement

See Attached

REGISTRATION RIGHTS AGREEMENT

OF

ANTERO MIDSTREAM CORPORATION,

a Delaware Corporation

Dated Effective as of [           ], 20[    ]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of [        ], 20[   ], by and among Antero Midstream Corporation, a Delaware corporation (the “Company”), and the other parties listed on the signature pages hereto (each, a “Party” and collectively, the “Parties”). Capitalized terms used herein without definition have the respective meanings set forth in Section 1.

W I T N E S E T H:

WHEREAS, certain Parties previously entered into that certain Registration Rights Agreement of Antero Midstream GP LP, dated as of May 9, 2017 (the “Prior AMGP RRA”);

WHEREAS, pursuant to Section 7.6 of the IDR LLC Agreement (as hereinafter defined), certain of the Employee Holders (as hereinafter defined) have requested, and the Company has agreed to provide, registration rights with respect to the Employee Registrable Securities (as hereinafter defined), as set forth in this Agreement;

WHEREAS, Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream”), entered into a certain Registration Rights Agreement with Antero Resources Corporation, a Delaware corporation (“Antero”), in connection with, and in consideration of, the transactions contemplated by Antero Midstream’s Registration Statement on Form S-1 (File No. 333-193798), initially submitted to the Commission on February 7, 2014 and declared effective by the Commission under the Securities Act on November 4, 2014 (the “Prior AM RRA”);

WHEREAS, the Company, Antero Midstream and certain of their respective affiliates have entered into that certain Simplification Agreement, dated as of October 9, 2018 (as it may be amended, restated or otherwise modified from time to time, the “Simplification Agreement”), providing for, among other things, subject to the conditions and on the terms set forth therein, (i) the conversion of the Company from a limited partnership into a corporation under the laws of the State of Delaware, (ii) the merger of an indirect subsidiary of the Company with and into Antero Midstream, with Antero Midstream surviving the merger and (iii) the transfer and issuance of shares of Common Stock, par value $.01 per share (the “Common Stock”) to, among others, the Sponsors (as hereinafter defined) and Antero (the “Transaction”);

WHEREAS, each party hereto is executing and delivering this Agreement at the closing of the Transaction; and

WHEREAS, in connection with their entry into this Agreement, the applicable Parties wish to terminate the Prior AMGP RRA and Prior AM RRA and all rights and obligations created pursuant thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following respective meanings:

“Adverse Effect” has the meaning set forth in Section 3(d).

“Affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including terms “controlled by” and “under common control with”) means the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Antero” means, individually or collectively, Antero Resources Corporation, a Delaware corporation, and Arkrose Subsidiary Holdings LLC, a Delaware limited liability company.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.C. or I.D. (or other successor or appropriate instruction) of such forms, respectively.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning given to such term in the recitals of this Agreement.

“Employee Holder” means each of the Persons listed on Schedule I hereto, together with any transferee of Employee Registrable Securities pursuant to Section 10, in each case, for so long as such Person owns Employee Registrable Securities.

“Employee Holder Representative” means any of Paul M. Rady, Glen C. Warren, Jr. or Alvyn A. Schopp, until such time as the Holders of at least a majority of the Employee Registrable Securities elect a new Employee Holder Representative by written notice to the Company, which Person or Persons shall thereupon be the Employee Holder Representative.

“Employee Registrable Securities” means all shares of Common Stock owned by an Employee Holder, including any shares of Common Stock received in connection with the Transaction, other than shares of Common Stock (i) Transferred by an Employee Holder in a transaction in which the Employee Holder’s rights under this Agreement are not assigned, (ii) Transferred pursuant to an effective registration statement under the Securities Act, (iii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such transactions or (iv) that can be sold by the Employee Holder in question without volume limitations within 90 days in the manner described in clause (iii) above. The Employee Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions thereof.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Member” means, with respect to each Party that is an individual, a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of such Party, or a lineal descendant or legally adopted child of a brother or sister of such Party.

“Governmental Authority” means any United States, foreign, supra-national, federal, state, provincial, local or self-regulatory governmental, regulatory or administrative authority, agency, division, body, organization or commission or any judicial or arbitral body.

“Holder” means the Sponsor Holders and the Employee Holders.

“IDR LLC” means Antero IDR Holdings LLC, a subsidiary of the Company.

“IDR LLC Agreement” means the Limited Liability Company Agreement of IDR LLC, dated as of December 31, 2016, as amended from time to time.

“Initial Period” means the period beginning on the date of this Agreement and ending on the earlier of (i) the date of closing of the Priority Underwritten Offering and (ii) the date that is 180 days from the date of this Agreement.

“Initiating Holder(s)” has the meaning set forth in Section 3(a).

“Lock-up Period” has the meaning set forth in Section 14.

“Opt-Out Election” has the meaning set forth in Section 4(c).

“Person” means any individual or Entity.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Piggyback Violation” has the meaning set forth in Section 8(a)(ii).

“Prior AM RRA” has the meaning given to such term in the recitals of this Agreement.

“Prior AMGP RRA” has the meaning given to such term in the recitals of this Agreement.

“Priority Underwritten Offering” means the first Underwritten Offering requested by one or more of Warburg, Yorktown, Rady and Warren pursuant to Section 3(a), provided that the Company receives the request for such Underwritten Offering prior to the date that is 180 days from the date of this Agreement.

“Prospectus” has the meaning set forth in Section 6(a).

“Rady” means, individually or collectively, Paul M. Rady and Mockingbird Investments, LLC.

“Registering Stockholder” means any Holder of Registrable Securities giving the Company a notice pursuant to Section 3 or Section 4 hereof requesting that the Registrable Securities owned by it be included in a proposed registration.

“Registrable Securities” means the Sponsor Registrable Securities and the Employee Registrable Securities.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one special legal counsel to represent all of the Sponsor Holders together.

“Registration Statement” has the meaning set forth in Section 6(a)(i).

“Registration Violation” has the meaning set forth in Section 8(a)(i).

“Resale Registration Statement” has the meaning set forth in Section 2(a).

“Rule 144” has the meaning set forth in Section 9.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holders.

“Shelf Registration Statement” means a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Sponsor” means any of (a) Rady, (b) Warren, (c) Warburg and (d) Yorktown, for so long as such Person owns Sponsor Registrable Securities.

“Sponsor Holder” means (a) Antero, (b) the Sponsors and (c) any transferee of Sponsor Registrable Securities pursuant to Section 10, in each case, for so long as such Person owns Sponsor Registrable Securities.

“Sponsor Registrable Securities” means all shares of Common Stock owned by a Sponsor Holder, including any shares of Common Stock received in connection with the Transaction, other than shares of Common Stock (i) Transferred by a Sponsor Holder in a transaction in which the Sponsor Holder’s rights under this Agreement are not assigned, (ii) Transferred pursuant to an effective registration statement under the Securities Act, (iii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such transaction or (iv) that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, unless such Sponsor Registrable Securities are held by a Sponsor Holder that beneficially owns shares of Common Stock representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company. The Sponsor Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions thereof.

“Target Effective Date” has the meaning set forth in Section 2(a).

“Target Filing Date” has the meaning set forth in Section 2(a).

“Transaction” has the meaning set forth in the recitals of this Agreement.

“Transfer” means a disposition, sale, assignment, transfer, exchange, pledge or the grant of a security interest or other encumbrance.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter for reoffering to the public or an offering that is a “bought deal” with one or more investment banks, including the Priority Underwritten Offering, if any.

“Violation” has the meaning set forth in Section 8(a).

“Warburg” means, individually or collectively, Warburg Pincus Private Equity X O&G, L.P., Warburg Pincus X Partners, L.P., Warburg Pincus Private Equity VIII, LP, Warburg Pincus Netherlands Private Equity VIII C.V. I, and WP-WPVIII Investors, L.P.

“Warren” means, individually or collectively, Glen C. Warren, Jr. and Canton Investment Holdings LLC.

“WKSI,” or a well-known seasoned issuer, has the meaning set forth in Rule 405 under the Securities Act.

“Yorktown” means, individually or collectively, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners VIII, L.P.

Section 2.                                           Shelf Registration

(a)                                 General. The Company shall use its reasonable best efforts to (i) prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (the “Resale Registration Statement”) as soon as practicable, but in no event more than 30 days following the closing of the Transaction (the “Target Filing Date”) and (ii) cause the Resale Registration Statement to become effective no later than 60 days after filing thereof (the “Target Effective Date”). The Company will use its reasonable best efforts to cause the Resale Registration Statement filed pursuant to this Section 2(a) to be continuously effective under the Securities Act until the date on which there are no longer any Registrable Securities outstanding. The Resale Registration Statement filed pursuant to this Section 2(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that, if the Company is then eligible, it shall file the Resale Registration Statement on Form S-3 and, if the Company is a WKSI, such Resale Registration Statement shall be an Automatic Shelf Registration Statement. The Resale Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in the Resale Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Resale Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice (including electronic notice) of the effectiveness of the Resale Registration Statement. Except as set forth in Section 3, the Company shall not be obligated to have more than one effective Resale Registration Statement at any given time pursuant to this Section 2(a).

(b)                                 Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file or cause the Resale Registration Statement filed pursuant to Section 2(a) to become effective:

(i)                                     during the period starting with the date 30 days prior to its good faith estimate of the date of filing of, and ending on a date 60 days after the effective date of, a Company-initiated registration for the offer and sale of Common Stock, or securities convertible into Common Stock for cash (in each case other than a registration relating solely to the sale of securities to employees of Antero or the Company pursuant to a stock option, stock purchase or similar plan or to a Commission Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; or

(ii)                                  if the Company furnishes to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be materially detrimental to the Company and its equity holders for the Resale Registration Statement to be filed at the time filing would be required and it is therefore essential to defer the filing of the Resale Registration Statement, provided, however, that the Company shall have the right to defer such filing and effectiveness for a period of not more than sixty 60 days after the Target Filing Date and Target Effective Date, respectively.

(c)                                  The Company may, upon written notice (including electronic notice) to any Holder whose Registrable Securities are included in the Resale Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Resale Registration Statement (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Resale Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Resale Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that in no event shall the Holders be suspended from selling Registrable Securities pursuant to the Resale Registration Statement for a period that exceeds 60 days; and provided further that the Company shall not suspend the Resale Registration Statement in this manner more than twice in any 12 month period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Holders whose Registrable Securities are included in the Resale Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities pursuant to the Resale Registration Statement.

Section 3.                                           Demand Registration Rights

(a)                                 General.  Upon the Company’s receipt of a written request from any Sponsor Holder owning three percent 3% or more of the issued and outstanding shares of Common Stock to dispose of such Sponsor Holder’s Sponsor Registrable Securities pursuant to an Underwritten Offering (the sender(s) of such request or any similar request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), the Company (together with all Sponsor Holders proposing to distribute their securities through such underwriting pursuant to Section 3(c)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding the foregoing, (i) Antero hereby agrees not to submit a request for an Underwritten Offering pursuant this Section 3(a) during the Initial Period, and that the Company shall have no obligation to facilitate or participate in any Underwritten Offering requested by Antero during the Initial Period, and (ii) the Company shall have no obligation to facilitate or participate in such Underwritten Offering, including entering into any underwriting agreement:

(i)                                     during the period starting with the date 30 days prior to its good faith estimate of the date of filing of, and ending on a date 60 days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to employees of Antero or the Company pursuant to a stock option, stock purchase or similar plan or to a Commission Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; or

(ii)                                  where the anticipated aggregate offering price of all securities included in such offering is equal to or less than $50,000,000.

In addition, if the Company furnishes to such Sponsor Holders a certificate signed by the President of the Company stating that (A) the board of directors of the Company has determined that the Company would be required to make disclosure of material information as a result of the Underwritten Offering that the Company has a bona fide business purpose for preserving as confidential or (B) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the board of directors of the Company, would adversely affect the Company, then the Company shall have the right to defer such offering for a period of not more than 60 days after receipt of the request of the Initiating Holder(s), provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12 month period.

(b)                                 If, in connection with an Underwritten Offering pursuant to Section 3(a), the Initiating Holder(s) request that the Company file a registration statement with respect to such Underwritten Offering, then the Company shall, subject to the limitations of Section 3(a) and  3(d), use its reasonable best efforts to (i) prepare and file a registration statement under the Securities Act to permit the resale of all Sponsor Registrable Securities that the Sponsor Holders request to be registered in connection with such Underwritten Offering as soon as practicable, but in no event more than 30 days following the date on which the Initiating Holder(s) made the request (such 30-day period, the “Filing Period”) and (ii) cause such registration statement to become effective no later than 60 days after filing thereof (such 60-day period, the “Effectiveness Period”); provided, however, that if the Company furnishes to such Sponsor Holders a certificate signed by the President of the Company stating that (A) the board of directors of the Company has determined that the Company would be required to make disclosure of material information as a result of the filing or effectiveness of such registration statement that the Company has a bona fide business purpose for preserving as confidential or (B) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the board of directors of the Company, would adversely affect the Company, then the Company shall have the right to extend the Filing Period or the Effectiveness Period by up to 60 days;  provided, further, that the Company shall not defer its obligation in this manner more than twice in any 12 month period. Notwithstanding anything to the contrary in this Agreement, the Initiating Sponsor Holders may require that the Company register the sale of such Sponsor Registrable Securities on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3), and, if the Company is a WKSI, an Automatic Shelf Registration Statement.

(c)                                  Subject to the limitation of Section 3(a), promptly upon receipt of a request from an Initiating Holder (but in no event more than two Business Days thereafter) for any Underwritten Offering pursuant to Section 3(a), the Company shall deliver a notice to each other Sponsor Holder, offering each such Sponsor Holder the opportunity to include in such Underwritten Offering that number of Sponsor Registrable Securities as each such Sponsor Holder may request in writing. Subject to Section 3(d), the Company shall include in the Underwritten Offering all such Sponsor Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that notice has been delivered to such Sponsor Holders; provided, however, that the Company shall have no obligation to deliver any such notice or provide any such opportunity to Antero with respect to the Priority Underwritten Offering, if any, and Antero hereby agrees that it shall have no right to participate in the Priority Underwritten Offering, if any.

(d)                                 Notwithstanding any other provision of this Section 3, if the underwriter advises the Initiating Holder(s) in the case of an Underwritten Offering pursuant to Section 3(a) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Underwritten Offering exceeds the number of shares of Common Stock that can be sold in such Underwritten Offering or the number of shares of Common Stock proposed to be included in such Underwritten Offering would adversely affect the price per share of Common Stock proposed to be sold in such Underwritten Offering (an “Adverse Effect”), the Initiating Holders shall so advise all Holders of Sponsor Registrable Securities that would otherwise be underwritten pursuant to the Underwritten Offering, and the number of Sponsor Registrable Securities that may be included in the registration if so required pursuant to Section 3(b), and the Underwritten Offering shall be allocated as set forth in this Section 3(d). For Underwritten Offerings requested by the Initiating Holders pursuant to Section 3(a) (other than the Priority Underwritten Offering, if any), the Sponsor Registrable Securities that may be included shall be allocated first to the Common Stock requested to be included by the Initiating Holders and then the shares of Common Stock requested to be included by other Sponsor Holders, with such shares of Common Stock allocated among such other Sponsor Holders in proportion, as nearly as practicable, to the respective amounts of Sponsor Registrable Securities held by such other Sponsor Holders at the time of the request made by the Initiating Holder(s); provided, however, that with respect to the Priority Underwritten Offering, if any, the Sponsor Registrable Securities that may be included shall be allocated among Warburg, Yorktown, Rady and Warren, as applicable, in proportion, as nearly as practicable, to the respective amounts of Sponsor Registrable Securities held by each of Warburg, Yorktown, Rady and Warren at the time of the request for the Priority Underwritten Offering.

(e)                                  The Company shall not be obligated to take any action to effect any Underwritten Offering after it has effected ten such Underwritten Offerings or within six (6) months of an Underwritten Offering.

(f)                                   At any time prior to the launch of an Underwritten Offering, the Initiating Holders may withdraw their Underwritten Offering request, without obligation or liability to the Company or the Company’s other stockholders. A withdrawn Underwritten Offering request shall count as one of the permitted Underwritten Offerings pursuant to Section 3(e) unless (i) the Initiating Holders pay all incremental Registration Expenses incurred in connection with such withdrawn offering, (ii) after the Initiating Holder makes the Underwritten Offering request, there occurs an event or series of related events that has a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company or material adverse information regarding the Company is disclosed that was not known by the Initiating Holders at the time the Underwritten Offering request was made, or (iii) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal.

(g)                                  Any Holder of Sponsor Registrable Securities may elect to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering, provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. If by the withdrawal of such Sponsor Registrable Securities a greater number of Sponsor Registrable Securities held by other Sponsor Holders may be included in such registration up to the maximum of any limitation imposed by the underwriters, then the Company shall offer to all Sponsor Holders who have included Sponsor Registrable Securities in the registration the right to include additional Sponsor Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3(f). If the underwriter has not limited the number of Sponsor Registrable Securities to be underwritten, the Company may include securities for its own account if the underwriter so agrees and if the number of Sponsor Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

Section 4.                                           Piggyback Registrations

(a)                                 General. If, at any time or from time to time after the date hereof, the Company shall determine to register the sale of any of its securities or conduct an offering of registered securities for its own account in connection with an Underwritten Offering of its securities to the general public for cash on a form which would permit the registration or offering of Sponsor Registrable Securities (including, for the avoidance of doubt, pursuant to the Resale Shelf Registration Statement) (a “Piggyback Registration”), the Company will:

(i)                                     promptly give to each Sponsor Holder written notice thereof; provided, however, that the Company shall not be required to offer such opportunity to such Sponsor Holders if the Company has been advised by the underwriter that the inclusion of any Sponsor Registrable Securities for sale for the benefit of such Sponsor Holders will have an Adverse Effect;

(ii)                                  include in such registration or offering such number of Sponsor Registrable Securities specified in a written request or requests made within ten days after mailing or personal delivery of such written notice from the Company, by any Sponsor Holders (except that (A) if the underwriter determines that marketing factors require a shorter time period and so inform each Sponsor Holder in the applicable written notice, such written request or requests must be made within five days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one Business Day, except as set forth in Section 4(b));

provided, however, that the Company may withdraw any registration statement described in this Section 4 (other than the Resale Registration Statement) at any time before it becomes effective, or postpone or terminate any such Underwritten Offering described in this Section 4, without obligation or liability to any Sponsor Holder.

(b)                                 Underwriting. The right of any Sponsor Holder to registration pursuant to this Section 4 shall be conditioned upon such Sponsor Holder’s participation in the underwriting and the inclusion of such Sponsor Holder’s Registrable Securities in the underwriting to the extent provided herein. All Sponsor Holders proposing to distribute their Sponsor Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, however, that no Sponsor Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Sponsor Holder’s authority to enter into such underwriting agreement and to sell Common Stock, its ownership of the Common Stock being registered on such Sponsor Holder’s behalf, its intended method of distribution, its compliance with the Securities Act, the absence of any market manipulation by the Sponsor Holder, the valid security entitlements of the purchasers and any other representations required by law. Notwithstanding any other provision of this Section 4, if the underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposes to be included in the Underwritten Offering exceeds the number of shares of Common Stock that can be sold in such Underwritten Offering or the number of shares of Common Stock proposes to be included in such Underwritten Offering would adversely affect the price per share of Common Stock proposes to be sold in such Underwritten Offering, then in the case of any such registration or Underwritten Offering pursuant to this Section 4, the Company shall include in such registration or Underwritten Offering the number of Sponsor Registrable Securities that such underwriter advises the Company can be sold without having such Adverse Effect, with such number to be allocated (i) first to the Company, and (ii) second, and if any, the number of included Sponsor Registrable Securities that, in the opinion of such underwriter, can be sold without having such Adverse Effect, with such number to be allocated pro rata among the Sponsor Holders that have requested to participate in such offering based on the relative number of Sponsor Registrable Securities then held by each such Sponsor Holder (provided that any securities thereby allocated to a Sponsor Holder that exceed such Sponsor Holder’s request shall be reallocated among the remaining requesting Sponsor Holders in like manner).

If any Sponsor Holder disapproves of the terms of any such underwriting, the Sponsor Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If by the withdrawal of such Sponsor Registrable Securities a greater number of Sponsor Registrable Securities held by other Sponsor Holders may be included in such registration or Underwritten Offering (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Sponsor Holders who have included Sponsor Registrable Securities in the registration the right to include additional Sponsor Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4(b).

(c)                                  Opt-Out Election. At any time, a Sponsor Holder may make a written election to no longer receive any notice or information regarding a Piggyback Registration (an “Opt-Out Election”). Following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such notice or information to such Sponsor Holder from the date of such Opt-Out Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Sponsor Holder who previously has given the Company an Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Sponsor Holder to issue and revoke subsequent Opt-Out Elections.

Section 5.                                           Selection of Counsel; Registration Expenses; Selling Expenses

(a)                                 The Sponsor Holders of a majority of the Sponsor Registrable Securities included in any offering pursuant to Section 3 or 4 hereof shall have the right to designate one legal counsel to represent all of the Sponsor Holders in connection therewith.

(b)                                 All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2, 3 and 4, including the fees and expenses of the legal counsel referred to in Section 5(a), shall be borne by the Company. All Selling Expenses relating to each sale of securities registered by the Sponsor Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so sold.

Section 6.                                           Further Obligations

(a)                                 In connection with any registration of the sale of Registrable Securities under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose Registrable Securities are to be included in any such registration, including, in the case of an Underwritten Offering pursuant Section 3 or 4, with respect to the form of underwriting agreement, if any (and shall provide to such Sponsor Holders the form of such underwriting agreement prior to the Company’s execution thereof) and shall provide to such Holders and their representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Holders shall reasonably request in connection with their participation in such registration. The Company will furnish each Holder whose Registrable Securities are registered thereunder and each underwriter participating in an Underwritten Offering pursuant to Section 3, if any, with a copy of the registration statement and all amendments thereto and will supply each such Holder and each underwriter participating in an Underwritten Offering pursuant to Section 3, if any, with seven copies of any prospectus forming a part of such registration statement (including a preliminary prospectus and all amendments and supplements thereto, the “Prospectus”), in such quantities as may be reasonably requested for the purposes of the proposed sale or distribution covered by such registration. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Securities held by any Holder pursuant to its obligations under this Agreement, the Company will:

(i)                                     with respect to any Registration Statement filed pursuant to Section 3, prepare and file with the Commission such Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up 120 days or until the participating Holder or Holders have completed the distribution described in such Registration Statement;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii)                               promptly notify the Registering Stockholders and the managing underwriters, if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)                              use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)                                 if requested by the managing underwriters or a Registering Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Stockholders holding a majority of the Registrable Securities being sold by the Registering Stockholders agree should be included therein relating to the sale of such Registrable Securities, including without limitation information with respect to the amount of Registrable Securities being sold by the Holders, the purchase price being paid therefor and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi)                              furnish to such Registering Stockholders and each managing underwriter participating in an Underwritten Offering, if any, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished);

(vii)                           deliver to such Registering Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request;

(viii)                        prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registering Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Stockholder requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix)                              cooperate with the Registering Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the Registering Stockholders or managing underwriters participating in an Underwritten Offering, if any, may request at least one Business Day prior to any sale of Registrable Securities;

(x)                                 if any fact described in subparagraph (iii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xi)                              cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xii)                           provide a CUSIP number for all Registrable Securities included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xiii)                        with respect to any Underwritten Offering pursuant to Section 3, enter into such agreements (including underwriting and lock-up agreements in customary form reasonably satisfactory to the Company, provided that the period of any such lock-up agreement shall not exceed 90 days) and take all such other customary actions in connection therewith as the Sponsor Holders or the managing underwriter of such Underwritten Offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, including customary participation of management and making appropriate officers of the Company available to participate in road shows and other customary marketing activities; and

(xiv)                       make available for inspection by the Holders whose Registrable Securities are being sold pursuant to such Registration Statement, any underwriter participating in an Underwritten Offering, and any attorney or accountant retained by such Holder or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such Holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order.

(b)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 6(a)(iii)(B) through Section 6(a)(iii)(E), such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement or an Automatic Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 7.                                           Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 6 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the sale of their Registrable Securities.

Section 8.                                           Indemnification

(a)                                 (i) In the event any Registrable Securities are included in a Registration Statement under Section 2, 3 or 4, the Company will indemnify and hold harmless each Holder, each of the officers, directors, partners and agents of each Holder, any underwriter (as defined in the Securities Act) or broker for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, actions, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Registration Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or Affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, partner or agent, underwriter, broker or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Registration Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or underwriter.

(ii)                                  In the event of an offering effected through a Piggyback Registration pursuant to Section 4(a), the Company will indemnify and hold harmless each of the officers, directors, partners and agents of the Participating Holders, any underwriter (as defined in the Securities Act) for the Participating Holders and each Person, if any, who controls the Participating Holders or such underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages, actions or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Piggyback Violation” and, together with any Registration Violations, a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, any offering memorandum, or similar marketing document; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or Affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse the Participating Holder and each such officer, director, partner or agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Piggyback Violation which occurs in reliance upon and in conformity with written information furnished by any Holder or any underwriter expressly for use in connection with the sale of Common Stock by the Company in such Piggyback Registration.

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such underwriter, other Holder, director, officer, partner or agent or controlling Person may became subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, partner or agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, further that in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 8 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d)                                 If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and the Holders under this Section 8 shall survive completion of any offering of Registrable Securities pursuant to a registration statement.

(f)                                   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any registration provided for under Section 3 and 4 are in conflict with the foregoing provisions of this Section 8, the provisions in such underwriting agreement shall control.

Section 9.                                           Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use reasonable best efforts to:

(a)                                 make and keep public information available (as those terms are understood and defined in Rule 144) at all times after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)                                  furnish to any Holder, forthwith upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (provided, however, that any such report or document described in this subsection (ii) made available by the Company through EDGAR shall be deemed so furnished), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

Section 10.                                    Assignment of Rights

For so long as this Agreement is in effect, the rights to cause the Company to register Registrable Securities pursuant to Section 2, 3 or 4 may only be assigned by a Holder to (i) an Affiliate of such Holder or (ii) any assignee that, together with its Affiliates, will hold 3% or more of the issued and outstanding shares of Common Stock after giving effect to such assignment; provided, that in the case of clauses (i) and (ii) hereof, such assignee agrees in writing to be subject to the terms and conditions of this Agreement. Subject to the foregoing, any assignment pursuant to this Section 10 shall be conditioned upon prior written notice to the Company identifying the name and address of the assignee and any other material information as to the identity of such assignee as may be reasonably requested and upon the agreement of such assignee to be bound by the terms of this Agreement. Notwithstanding anything to the contrary contained in this Section 10, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, however, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 10.

Section 11.                                    Amendment of Registration Rights

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities; provided, however, that any amendment that has an adverse effect on the rights of, or imposes additional obligations on, (i) any Sponsor Holder (other than Antero) shall require the written consent of such Sponsor Holder, (ii) the Employee Holders shall require the written consent of an Employee Holder Representative and (iii) Antero or its Affiliates shall require the written consent of at least 50% of the Registrable Securities held by Antero. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder and the Company.

Section 12.                                    Expiration, Termination and Delay of Registration

(a)                                 A Holder’s registration rights will expire at such time that such Holder no longer owns any Registrable Securities.

(b)                                 The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding after their original issuance; provided, however, that the Company’s obligations under Sections 8 and 15 (and any related definitions) shall remain in full force and effect following such time.

(c)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 13.                                    Limitations on Subsequent Registration Rights

From and after the date hereof, the Company may not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company information or registration rights that are inconsistent in any material respect with, superior to or in any way violates or subordinates the rights granted to the Sponsor Holders hereby.

Section 14.                                    “Market Stand-off” Agreement

With respect to any offering undertaken pursuant to Section 3 or 4, each Sponsor Holder hereby agrees that, for so long as such Sponsor Holder owns 3% or more of the issued and outstanding shares of Common Stock, it will not, to the extent requested by the Company and an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities, except securities included in such registration, during a period (the “Lock-up Period”) designated by the Company (which period shall not exceed 90 days) and commencing on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such offering, and it will enter into agreements with the managing underwriters, if any, in connection with any such sale to give effect to the foregoing; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the managing underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed (for the avoidance of doubt, if the Company or any of its officers or directors are not subject to such a restriction, the duration of the “shortest restriction” referred to above would be deemed to be zero days) and (ii) all other Persons with registration rights (whether or not pursuant to this Agreement) owning 3% or more of the issued and outstanding shares of Common Stock must enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Sponsor Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such Lock-up Period.

Section 15.                                    Miscellaneous

(a)                                 Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided, however, that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

1615 Wynkoop Street
Denver, Colorado 80202
Attention: President

If to any Holder of Registrable Securities, to such Person’s address as set forth on the records of the Company.

(b)                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)                                  Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e)                                  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)                                   Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such subject matter.

(g)                                  Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder,

Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h)                                 Termination. This Agreement shall terminate when no Registrable Securities remain outstanding; provided, however, that Sections 5 and 8 shall survive any termination hereof.

(i)                                     Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

ANTERO MIDSTREAM CORPORATION

By:
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Registration Rights Agreement]

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name:	Steven Glenn
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name:	Steven Glenn
Title:	Partner

[Signature Page to Registration Rights Agreement]

WARBURG PINCUS PRIVATE EQUITY VIII, LP

By:	Warburg Pincus Partners L.P., its general partner

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name:	Steven Glenn
Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII C.V. I

By:	Warburg Pincus Partners L.P., its general partner

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name:	Steven Glenn
Title:	Partner

WP-WPVIII INVESTORS, L.P.

By:	WP-WPVIII Investors GP L.P., its general partner

By:	WPP GP LLC, its Company

By:	Warburg Pincus Partners, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name:	Steven Glenn
Title:	Partner

[Signature Page to Registration Rights Agreement]

YORKTOWN ENERGY PARTNERS V, L.P.

By:	Yorktown V Company LLC, its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP, its general partner

By:	Yorktown VI Associates LLC, its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, its general partner

By:	Yorktown VII Associates LLC, its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP, its general partner

By:	Yorktown VIII Associates LLC, its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

[Signature Page to Registration Rights Agreement]

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ARKROSE SUBSIDIARY HOLDINGS LLC

By:	Antero Resources Corporation, its sole member

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Glen C. Warren, Jr.

CANTON INVESTMENT HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Paul M. Rady

MOCKINGBIRD INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

THE EMPLOYEE HOLDERS NAMED IN SCHEDULE I HERETO, ACTING SEVERALLY

By:
Name:	Alvyn A. Schopp
Title:	Attorney-in-Fact

[Signature Page to Registration Rights Agreement]

Schedule I

Employee Holders

•                  Alvyn A. Schopp

•                  Kevin J. Kilstrom

•                  Mike Kennedy

•                  Yvette Schultz

•                  Brendan Krueger

•                  Dave Cannelongo

•                  Bob Krcek

•                  Phil Yoo

•                  Aaron Merrick

•                  Brian Guarneros

•                  Troy Roach

•                  John Giannaula

•                  Justin Agnew

•                  Tom Waltz

•                  Chris Hummel

•                  Jeremy Gramling

•                  Clayton Brown

•                  Tim Hlavin

•                  Pat Murray

•                  Nate Bennett

•                  Kate Godowski

•                  Andrew C. Brugger

•                  Conrad R. Baston